Exhibit 99.2


       STATEMENT OF CHIEF FINANCIAL OFFICER UNDER 18 U.S.C. SECTION 1350


     With reference to the Amendment No. 1 to the Annual Report of VINA Technologies, Inc. (the "Company") on Form 10-K for the period ended December 31, 2002 (the "Report"), I, Stanley E. Kazmierczak, the chief financial officer of the Company, certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge

     (i) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




                                        /s/ Stanley E. Kazmierczak
                                        --------------------------
                                        Stanley E. Kazmierczak

                                        April 30, 2003



A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.